FINANCIAL STATEMENTS



SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

FORM U-1





CINERGY SERVICES, INC.





AS OF JUNE 30, 1996



(Unaudited)



Pages 1 through 6

CINERGY SERVICES, INC.
PRO FORMA STATEMENT OF INCOME
TWELVE MONTHS ENDED JUNE 30, 1996

                                                                     Pro Forma
                                                     Actual         Adjustments        Pro Forma
                                                 (in thousands)
OPERATING REVENUES
  Electric                                             $469,355                 -          $469,355
  Gas                                                         -                 -                 -
                                                        469,355                 -           469,355

OPERATING EXPENSES
  Other operation                                       458,736                 -           458,736
  Depreciation                                               98                 -                98
  Taxes
   Federal and state income                                 624                 -               624
   State, local and other                                10,651                 -            10,651
                                                        470,109                 -           470,109

OPERATING INCOME                                           (754)                -              (754)

OTHER INCOME AND EXPENSES - NET
  Other - net                                               (18)                -               (18)
                                                            (18)                -               (18)

INCOME BEFORE INTEREST AND OTHER CHARGES                   (772)                -              (772)

INTEREST AND OTHER CHARGES
  Other interest                                            219                 -               219
                                                            219                 -               219

NET INCOME                                                ($991)                -             ($991)

CINERGY SERVICES, INC.
PRO FORMA BALANCE SHEET
AT JUNE 30, 1996

ASSETS
                                                                     Pro Forma
                                                     Actual         Adjustments        Pro Forma
                                                 (in thousands)
UTILITY PLANT - ORIGINAL COST
  In service
    Electric                                                  -                 -                 -
    Gas                                                       -                 -                 -
    Common                                                1,272                 -             1,272
                                                          1,272                 -             1,272
  Accumulated depreciation                                   94                 -                94
                                                          1,178                 -             1,178

  Construction work in progress                             709                 -               709
      Total utility plant                                 1,887                 -             1,887

CURRENT ASSETS
  Cash and temporary cash investments                       593                 -               593
  Accounts receivable - net                               1,329                 -             1,329
  Accounts receivable from affiliated companies          19,566                 -            19,566
                                                         21,488                 -            21,488

OTHER ASSETS
  Other                                                     377                 -               377
                                                            377                 -               377

                                                        $23,752                 -           $23,752

CINERGY SERVICES, INC.
PRO FORMA BALANCE SHEET
AT JUNE 30, 1996

CAPITALIZATION AND LIABILITIES
                                                                     Pro Forma
                                                     Actual         Adjustments        Pro Forma
                                                (dollars in thousands)
COMMON STOCK EQUITY
  Common stock                                                -                 -                 -
  Paid-in capital                                             -                 -                 -
  Retained earnings                                      (1,044)                -            (1,044)
    Total common stock equity                            (1,044)                -            (1,044)

CURRENT LIABILITIES
  Notes payable to associated companies                  17,333                 -            17,333
  Accounts payable                                        6,381                 -             6,381
  Accrued taxes                                           1,903                 -             1,903
                                                         25,617                 -            25,617

OTHER LIABILITIES
  Deferred income taxes                                  (1,278)                -            (1,278)
  Other                                                     457                 -               457
                                                           (821)                -              (821)

                                                        $23,752                 -           $23,752

CINERGY SERVICES, INC.
PRO FORMA STATEMENT OF CHANGES IN RETAINED EARNINGS
TWELVE MONTHS ENDED JUNE 30, 1996

                                                                     Pro Forma
                                                     Actual         Adjustments        Pro Forma
                                                 (in thousands)
BALANCE JULY 1, 1995                                       ($53)                -              ($53)

  Net income                                               (991)                -              (991)

BALANCE JUNE 30, 1996                                   ($1,044)                -           ($1,044)

CINERGY SERVICES, INC.

Pro Forma Consolidated Journal Entries to Give Effect to Cinergy
Corp.'s Proposed Investment of $100 Million in a Wholly-Owned
 Nonutility Subsidiary of Cinergy Investments, Inc., Cinergy Solutions, Inc.*